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                                                                     Exhibit 1.1

                                                            CGSH draft:  5/14/99

                               Concord EFS, Inc.

                             24,770,500 Shares/a/

                                 Common Stock
                             ($0.33 1/3 par value)

                          U.S. Underwriting Agreement

                                                              New York, New York
                                                                         ., 1999

Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Keegan & Company, Inc.
As U.S. Representatives of the several
U.S. Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Concord EFS, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several U.S. Underwriters, for whom the U.S. Representatives are acting as representatives, 1,600,000 shares of Common Stock, $0.33 1/3 par value ("Common Stock") of the Company, and the Selling Stockholders propose to sell to the several U.S. Underwriters 23,170,500 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 3,712,000 shares of Common Stock to cover over-allotments (the "U.S. Option Securities" and together with the U.S. Underwritten Securities, the "U.S. Securities"). It is understood that the Company and the Selling Stockholders are concurrently entering into the International Underwriting Agreement providing for the sale by the Company and the Selling Stockholders of an aggregate of 6,192,625 shares of Common Stock (said shares to be sold by the Company and the Selling Stockholders pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities") and providing for the grant to the International Underwriters of an option to purchase from the Company up to 928,000 shares of Common Stock (the "International Option Securities" and together with the International Underwritten Securities, the "International
------------
/a/  Plus an option to purchase from the Company up to 3,712,000 additional
U.S. Securities to cover over-allotments.

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Securities").  It is further understood and agreed that the International
Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectuses or the Prospectuses, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectuses or the Prospectuses, as the case may be, deemed to be incorporated therein by reference. Certain terms used in this U.S. Underwriting Agreement are defined in Section 17 hereof.

          1.  Representations and Warranties.

          (i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-77829) on Form S-3, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (2) after the Effective Date of such registration statement, final prospectuses in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein.

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          It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page and the outside back cover page.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this U.S. Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

          (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

          (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

          (e) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock (including the Securities being sold under the Underwriting Agreements by the

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     Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under the Underwriting Agreements by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly quoted, and admitted and authorized for trading on the Nasdaq National Market and the Securities being sold hereunder by the Company are duly quoted, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

          (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings "United States Federal Tax Consequences to Non-United States Holders" and "Business Supervision and Regulation" fairly summarize the matters therein described.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the U.S. Underwriters in the manner contemplated herein and in the Prospectuses.

          (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is

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     subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

          (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for the registration rights of the Selling Stockholders.

          (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

          (m) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included and incorporated by reference in the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (o) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

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          (p)  Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
     (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable.

          (q) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (s) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of

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     insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (v) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectuses.

          (w) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the

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     Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (z) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto). Neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (aa) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (bb) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

          (cc) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectuses to be conducted, and (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights

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     in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectuses as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

          (dd) The Company and its subsidiaries do not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

          (ee) The Company and its subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and have determined that such risk will be remedied on a timely basis without material expense and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries, taken as a whole; and the Company believes, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by the Company and its subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance with the Commission's staff legal bulletin No. 5 dated January 12, 1998 related to Year 2000 compliance, as amended to date.

               Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

               (ii) Each Selling Stockholder represents and warrants to, and agrees with, each U.S. Underwriter that:

               (a) Such Selling Stockholder is the lawful owner of the U.S. Securities to be sold by such Selling Stockholder under this U.S. Underwriting Agreement and upon sale and delivery of, and payment for, such U.S. Securities, as provided in this U.S. Underwriting Agreement, such Selling Stockholder will convey to the U.S. Underwriters good and marketable title to such U.S. Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

          (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Securities.

          (c) Certificates in negotiable form for such Selling Stockholder's U.S. Securities have been placed in custody, for delivery pursuant to the terms of this U.S. Underwriting Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with _______________, as Custodian (the "Custodian"); the U.S. Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests under this U.S. Underwriting Agreement of the U.S. Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder under this U.S. Underwriting Agreement and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such U.S. Securities under this U.S. Underwriting Agreement, certificates for the U.S. Securities will be delivered by the Custodian in accordance with the terms and conditions of this U.S. Underwriting Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

          (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated in this U.S. Underwriting Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the U.S. Securities by the U.S. Underwriters and such other approvals as have been obtained.

          (e) Neither the sale of the U.S. Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions in this U.S. Underwriting Agreement contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

          (f) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectuses or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectuses or any supplement thereto.

          (g) In respect of any statements in or omissions from the Registration Statement or the Prospectuses or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each U.S. Underwriter as the Company makes to such U.S. Underwriter under paragraph (i)(b) of this Section.

          Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each U.S. Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $ . per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I to this U.S. Underwriting Agreement.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company hereby grants an option to the several U.S. Underwriters to purchase up to 3,712,000 U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on . , 1999, or at such time on such later date not more than three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives, the Selling Stockholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being called in this U.S. Underwriting Agreement the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

          Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several U.S. Underwriters of the U.S. Securities to be purchased by them from such Selling Stockholder and the respective U.S. Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

          4. Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

          5.   Agreements.

          (i)  The Company agrees with the several U.S. Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives
     (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules thereunder, the Company promptly will
     (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc. and William Blair & Company, L.L.C., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement; provided, however, that the Company may issue and sell Common Stock (i) in connection with acquisition transactions (ii) pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, or (iii) issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this U.S. Underwriting Agreement and the International Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations under the Underwriting Agreements.

          (ii) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney Inc. (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

          (iii) The agreements of the U.S. Underwriters set forth in paragraph
(ii) of this Section 5 shall terminate upon the earlier of the following events:

          (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section 5(ii) of the International Underwriting Agreement; or

          (b) the expiration of a period of 30 days after the Closing Date, unless (A) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (B) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (ii) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection (iii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

          (iv) Each Selling Stockholder agrees with the several Underwriters that:

          (a) Such Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc. and William Blair & Company, L.L.C., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
     Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this U.S. Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc. and William Blair & Company, L.L.C.

          (b) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectuses relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectuses which come to the attention of such Selling Stockholder.

          (d) Such Selling Stockholder agrees to pay the fees and expenses of counsel (including local and special counsel) for such Selling Stockholder.

          6. Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations under this U.S. Underwriting Agreement and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Sidley & Austin, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) each of the Company and EFS National Bank, EFS Federal Savings Bank, Concord Computing Corporation, Concord Retail Services, Inc., Concord Equipment Sales, Pay Systems of America, Inc., Digital Merchants Systems of Illinois, Inc., American Bankcard, International, Inc. and Electronic Payment Services, Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

          (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock (including the Securities being sold under the Underwriting Agreements by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under the Underwriting Agreements by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly quoted, and admitted and authorized for trading on the Nasdaq National Market and the Securities being sold hereunder by the Company are duly quoted, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

          (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectuses under the heading "United States Federal Tax Consequences to Non-United States Holders" constitute fair summaries of those statutes and regulations discussed therein applicable to the offering of the Securities; and the statements in the Prospectuses under the heading "Business Supervision and Regulation" fairly summarize the matters therein described;

          (v) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses as of the date thereof and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

          (vi) the Underwriting Agreements have been duly authorized, executed and delivered by the Company;

          (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

          (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreements, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in and the Underwriting Agreements and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained;

          (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreements nor the fulfillment of the terms of the Underwriting Agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

          (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights of the Selling Stockholders.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Selling Stockholders shall have requested and caused ___________, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) the Underwriting Agreements, and the Custody Agreement and Power-of-Attorney have been duly authorized, executed and delivered by the Selling Stockholders, the Custody Agreement is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreements and the Custody Agreement the Securities being sold by such Selling Stockholder under the Underwriting Agreements;

          (ii) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold under the Underwriting Agreements by such Selling Stockholder against payment therefor as provided in the Underwriting Agreements, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

          (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated in the Underwriting Agreements, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

          (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions contemplated in the Underwriting Agreements by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder or any of its subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of ______________ or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and the International Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

          (d) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the

Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

          (i) the representations and warranties of the Company in the Underwriting Agreements are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplement to either of the Prospectuses and this U.S. Underwriting Agreement and the International Underwriting Agreement and that the representations and warranties of such Selling Stockholder in this U.S. Underwriting Agreement and the International Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (g) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 1999 and as at March 31, 1999, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included and incorporated by reference in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended March 31, 1999, and as at March 31, 1999 [, as indicated in their report dated _______________, 1999 included/incorporated by reference in the Registration Statement and the Prospectuses]; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors, board of directors' audit committee and compensation committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses;

               (2) with respect to the period subsequent to March 31, 1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1999 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectuses, or for the period from April 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter, in revenue, operating income or income before taxes or in total or per share amounts of net income of the Company and its subsidiaries except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (3) the information included or incorporated by reference in the Registration Statement and Prospectuses in response to Regulation S-K,
          Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Capitalization", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business" in the Prospectuses, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectuses, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Quarterly Report on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

     References to the Prospectuses in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

          (i) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company and the Selling Stockholders pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the International Underwritten Securities to be issued and sold by the Company and the Selling Stockholders pursuant to the International Underwriting Agreement.

          (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (k) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto (and in the case of Richard N. Garman and Ruth Ann Marshall, substantially in the form of Exhibit B hereto) from each executive officer and director of the Company, which persons are listed on Schedule III hereto, KeyCorp and Sam Buchbinder, all addressed to the Representatives.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement and the International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters under this U.S. Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

          7. Reimbursement of U.S. Underwriters' Expenses. If the sale of the U.S. Securities provided for in this U.S. Underwriting Agreement is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement in this U.S. Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the

Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls the Company or any U.S. Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

     (c) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any U.S. or International Preliminary Prospectuses and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e) In the event that the indemnity provided in paragraph (a), (b) or
     (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the U.S. Underwriters from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          9. Default by a U.S. Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter, the Selling Stockholders or the Company. In the event of a default by any U.S. Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

          10. Termination. This U.S. Underwriting Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by federal or new york state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the united states of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this U.S. Underwriting Agreement.

          12. Notices. All communications under this U.S. Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.:(212) 816-7912) and confirmed to such General Counsel at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to [facsimile number] and confirmed to it at
               , attention of _________; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

          13. Successors. This U.S. Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

          14. Applicable Law. This U.S. Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. Counterparts. This U.S. Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The Section headings used in this U.S. Underwriting Agreement are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this U.S. Underwiting Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

          "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "International Prospectus" shall mean such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date.

          "International Representatives" shall mean the addressees of the International Underwriting Agreement.

          "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

          "International Underwriters" shall mean the several underwriters named in Schedule I to the International Underwriting Agreement.

          "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Company and the Selling Stockholders to the International Underwriters.

          "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

          "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus.""Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein in the Effective Date as provided by Rule 430A.

          "Representatives" shall mean the U.S. Representatives and the International Representatives.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a)(i) hereof.

          "Securities" shall mean the U.S. Securities and the International Securities.

          "Selling Stockholders" shall mean the persons named on Schedule II to the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

          "Underwriting Agreements" still mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "Underwritten Securities" shall mean the International Underwritten Securities and the U.S. Underwritten Securities.

          "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

     "U.S. Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

     "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

     "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

     "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company and the Selling Stockholders to the U.S. Underwriters.

     "U.S. Underwriters" shall mean the several underwriters named in Schedule I to the U.S. Underwriting Agreement.

     "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

     "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders, and the several U.S. Underwriters.



                                       Very truly yours,


                                       Concord EFS, Inc.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       Bank One Corporation

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       Corestates Holdings, Inc.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       KeyCorp.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       National City Corporation

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       PNC Network Holdings Corp.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


By:  Salomon Smith Barney Inc.

By:
   ---------------------------------------
Name:
Title:


By:  William Blair & Company, L.L.C.

By:
   ---------------------------------------
Name:
Title:


By:  Goldman, Sachs & Co.

By:
   ---------------------------------------



For themselves and the other several U.S. Underwriters named in Schedule I to the foregoing Agreement.

                                  SCHEDULE I


                                                  Number of Underwritten
                                                      Securities to be
Underwriters                                             Purchased
------------                                      ----------------------
Salomon Smith Barney Inc..................
William Blair & Company, L.L.C............
Goldman, Sachs & Co.......................
J.P. Morgan Securities Inc................
Morgan Keegan & Company, Inc..............
[Additional Underwriters]
                                                    -------------------
          Total...........................
                                                    ===================


                                  SCHEDULE II
                                  -----------

                                               Number of Underwritten Securities
                                               ---------------------------------
Selling Stockholders:                          to be Sold
---------------------                          ----------
Bank One Corporation
[address, fax no.]

Corestates Holdings, Inc.
[address, fax no.]

KeyCorp.
[address, fax no.]

National City Corporation
[address, fax no.]

PNC Network Holdings Corp.
[address, fax no.]




                                               ----------
Total.....................
                                               ==========

                                 SCHEDULE III
                                 ------------


                   List of Executive Officers and Directors
                   ----------------------------------------


                             Dan M. Palmer

                             Edward A. Labry

                             Vickie Brown

                             Thomas J. Dowling

                             Richard N. Garman

                             William E. Lucado

                             Ruth Ann Marshall

                             Joyce Kelso

                             Richard P. Kiphart

                             Richard M. Harter

                             Jerry D. Mooney

                             David C. Anderson

                             J. Richard Buchignani

                             Paul Whittington

                             Douglas C. Altenbern

                                                             CGSH draft: 5/14/99
[Form of Lock-Up Agreement]   EXHIBIT A
           [Letterhead of officer, director or major stockholder of]

                               Concord EFS, Inc.

                               Concord EFS, Inc.
                        Public Offering of Common Stock
                        -------------------------------

                                                                          , 1999
Salomon Brothers International Limited
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Goldman Sachs International
J.P. Morgan Securities Ltd.
J.P. Morgan Securities Inc.
Morgan Keegan & Company, Inc.
As Representatives of the several U.S. Underwriters
 and International Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (the "Underwriting Agreements"), among Concord EFS, Inc., a Delaware corporation (the "Company"), each of the Selling Stockholders named therein and each of you as representatives of a group of U.S. Underwriters and International Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.33 1/3 par value (the "Common Stock"), of the Company.


          In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc. and William Blair & Company, L.L.C., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreements, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc. and William Blair & Company L.L.C.

          If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                      Yours very truly,


                                      [Signature of officer, director or major
                                         stockholder]


                                      [Name and address of officer, director or
                                         major stockholder]

                                                             CGSH draft: 5/14/99
[Form of Lock-Up Agreement for Richard Garman and Ruth Ann Marshall]
                                   EXHIBIT B
                                 [Letterhead]

                               Concord EFS, Inc.

                               Concord EFS, Inc.
                       Public Offering of Common Stock
                       -------------------------------

                                                                          , 1999

Salomon Brothers International Limited
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
Goldman, Sachs & Co.
Goldman Sachs International
J.P. Morgan Securities Ltd.
J.P. Morgan Securities Inc.
Morgan Keegan & Company, Inc.
As Representatives of the several U.S. Underwriters
 and International Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (the "Underwriting Agreements"), among Concord EFS, Inc., a Delaware corporation (the "Company"), each of the Selling Stockholders named therein and each of you as representatives of a group of U.S. Underwriters and International Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.33 1/3 par value (the "Common Stock"), of the Company.

          In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc. and William Blair & Company, L.L.C., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreements, other than shares of Common Stock (i) issued after the date of the Underwriting Agreements under the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended effective at the date of the Underwriting Agreements or (ii) disposed of as bona fide gifts approved by Salomon Smith Barney Inc. and William Blair & Company L.L.C.

          If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                         Yours very truly,


                                         [Signature]


                                         [Name and address]

                                    Annex A

                                 Subsidiaries


                  EFS National Bank

                  EFS Federal Savings Bank

                  Concord Computing Corporation

                  Concord Retail Services, Inc.

                  Concord Equipment Sales

                  Pay Systems of America, Inc.

                  Digital Merchants Systems of Illinois, Inc.

                  American Bankcard, International, Inc.

                  Electronic Payment Services, Inc.